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                                                                   EXHIBIT 99.14

                                  EXHIBIT 9.4.3

                                 RETAINED ASSETS


         (a) The names "ConAgra," "Butterball," "Banquet," "Country Skillet", "Fresh Trace", "Oven Bake" and "Game Time" and any logos, trademarks, service marks, trade names, domain names, copyrights and trade dress related thereto.

         (b) All assets and rights primarily relating to or arising from the conduct of the Retained Businesses or otherwise not utilized in connection with the Business;

         (c) All cash, bank accounts, cash equivalents and other similar types of investments, certificates of deposit, U.S. Treasury bills and other marketable securities;

         (d) All claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any Person arising out of or primarily relating to the Retained Assets, or Retained Businesses whether now existing or hereafter arising;

         (e) Any amounts receivable from Seller or any of Seller's Affiliates;

         (f) All Tax refunds, including any interest in respect thereof, and Tax credits attributable to periods prior to the Closing, to the extent not included on the Final Closing Balance Sheet;

         (g) All claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any Person arising out of or primarily relating to the Retained Litigation;

         (h) The Equity Securities of CP Nebraska, Inc., ConAgra Capital, L.C. and Longmont Transportation Company, Inc.;

         (i) Membership interest in Renewable Environmental Solutions, LLC;

         (j) All claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any Person, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment not related to the Business or products delivered by Seller or Seller's Affiliates on or prior to the Closing Date;

         (k) Parcel X as identified on Exhibit 9.11; and

         (l) Lear 35 aircraft.



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